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STOCK ORDER FORM                                                                     FOUNDATION BANCORP, INC.
(Must be accompanied by CERTIFICATION FORM)                           (Proposed Holding Company for Foundation Savings Bank)
                                                                                       25 Garfiled Place
                                                                                     Cincinnati, Ohio 45202
Note:  Please read the Stock Order Form Guide and Instructions on the back of this form before completion.
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 DEADLINE
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The Subscription and Community Offering ends at x:00 p.m., Cincinnati, Ohio time,  XXX xx, 1996. Your Stock Order Form and
Certification Form, properly executed and with the correct payment, must be received at the address on the bottom of this form by this deadline, or it will be considered void.
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 NUMBER OF SHARES
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     (1)  NUMBER OF SHARES                   PRICE PER SHARE                              (2)  TOTAL AMOUNT DUE
 -----------------------------                                                       ---------------------------------
                                      X          $10.00                       =       $
 -----------------------------                                                       ---------------------------------
         (minimum 25)

The minimum number of shares that may be subscribed for is 25 and the maximum purchase is 2.5% of the total number of shares sold in the Subscription Offering and the Community Offering (up to 11,571 shares based on anticipated sales of 462,875 shares).  No person, together with associates of and persons acting in concert with such person, may purchase more than 5% of the total number of shares sold in the Subscription Offering and the Community Offering (up to 23,142 shares, based on anticipated sales of 462,875 shares).
The price per share is based on a valuation that is subject to review prior to filling individual orders.
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 METHOD OF PAYMENT                                                   PURCHASER INFORMATION
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 (3)/ / Enclosed is a check, bank draft or money order payable to    (5)/ / Check here if you are a director, officer or employee of
        Foundation Bancorp, Inc.  for $____________ (or cash if             Foundation Savings Bank or a member of such person's
        presented in person).                                               immediate family.

 (4)/ / I authorize Foundation Savings Bank to make the withdrawals     / / Check here if you are a depositor and ENTER BELOW
        from my Foundation Savings Bank account(s) shown below, and         INFORMATION FOR ALL ACCOUNTS you had at the Eligibility
        understand that the amounts will not otherwise be available         Record Date (May 31, 1995) or Voting Record Date (XXXX
        for withdrawal:                                                     xx, 1996).  If additional space is needed, please
                                                                            utilize the back of this form.  PLEASE CONFIRM
                                                                            ACCOUNT(S) BY INITIALING HERE. _________________.
               ACCOUNT NUMBER(S)               AMOUNT(S)
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                                         $
- -----------------------------------------------------------------           ACCOUNT TITLE (NAMES ON ACCOUNTS)    ACCOUNT NUMBER
                                         $                              ------------------------------------------------------------
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                                         $                              -- -- -- -- -- -- -- -- -- -- -- -- --
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                                         $                              -- -- -- -- -- -- -- -- -- -- -- -- --
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                                         $                              ------------------------------------------------------------
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                     TOTAL WITHDRAWAL    $                              -- -- -- -- -- -- -- -- -- -- -- -- --
                                        -------------------------
There is no penalty for early withdrawals used for this payment.        -- -- -- -- -- -- -- -- -- -- -- -- --

                                                                        ------------------------------------------------------------
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 STOCK REGISTRATION
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 (6)  Form of stock ownership

      / / Individual               / / Uniform Transfer to Minors          / / Partnership
      / / Joint Tenants            / / Uniform Gift to Minors              / / Individual Retirement Account
      / / Tenants in Common        / / Corporation                         / / Fiduciary/Trust (Under Agreement Dated
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 (7) Name                                                             Social Security or Tax I.D.
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     Name                                                             Daytime Telephone
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     Street Address                                                   Evening Telephone
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     City                     State              Zip Code             County of Residence
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 NASD AFFILIATION (This section only applies to those individuals who meet the delineated criteria.)
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 / / Check here if you are a member of the National Association of Securities Dealers, Inc. ("NASD"), a person associated with an
 NASD member, a member of the immediate family of any such person to whose support such person contributes, directly or indirectly, or the holder of an account in which an NASD member or person associated with an NASD member has a beneficial interest.  To comply with conditions under which an exemption from the NASD'S Interpretation With Respect to Free-Riding and Withholding is available, you agree, if you have checked the NASD affiliation box, (i) not to sell, transfer or hypothecate the stock for a period of 90 days following the issuance, and (ii) to report this subscription in writing to the applicable NASD member within one day of the payment therefor.
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 ACKNOWLEDGEMENT
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 By signing below, I acknowledge receipt  of the Prospectus dated XXXX xx, 1996, and the provisions therein and understand that I may not change or revoke my order once it is  received by Foundation Bancorp, Inc.  I ALSO CERTIFY THAT THIS STOCK ORDER IS FOR MY
 ACCOUNT ONLY AND THERE IS NO AGREEMENT OR UNDERSTANDING REGARDING ANY FURTHER SALE OR TRANSFER OF THESE SHARES.  FEDERAL
 REGULATIONS PROHIBIT ANY PERSONS FROM TRANSFERRING, OR ENTERING INTO ANY AGREEMENT DIRECTLY OR INDIRECTLY TO TRANSFER, THE LEGAL OR
 BENEFICIAL OWNERSHIP OF CONVERSION SUBSCRIPTION RIGHTS OR THE UNDERLYING SECURITIES TO THE ACCOUNT OF ANOTHER PERSON.  FOUNDATION
 SAVINGS BANK  WILL PURSUE ANY AND ALL LEGAL AND EQUITABLE REMEDIES IN THE EVENT IT BECOMES AWARE OF THE TRANSFER OF SUBSCRIPTION
 RIGHTS AND WILL NOT HONOR ORDERS KNOWN BY IT TO INVOLVE SUCH TRANSFER.

 Under penalties of perjury, I further certify that: (1) the social security number or taxpayer identification number given above is correct; and (2) I am not subject to backup withholding.  You must cross out item (2) above if you have been notified by the
 Internal Revenue Service that you are subject to backup withholding because of underreporting interest or dividends on your tax return.
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 SIGNATURE
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 Sign and date the form.  When purchasing as a custodian, corporate officer, etc., include your full title.  An additional signature is required only when payment is by withdrawal from an account that
 requires more than one signature to withdraw funds.                  --------------------------------------------------------------
                                                                      Authorized Signature     Title (if applicable)       Date
 YOUR ORDER WILL BE FILLED IN ACCORDANCE WITH THE PROVISIONS SET
 FORTH IN THE PROSPECTUS.  THIS ORDER IS NOT VALID IF NOT SIGNED.     --------------------------------------------------------------
 NO FACSIMILIES, PHOTOCOPIES, OR OTHER REPRODUCTIONS OF THE STOCK     Authorized Signature     Title (if applicable)       Date
 ORDER FORM WILL BE ACCEPTED.  If you need help completing this
 Form, you may call the Conversion Information Center at              --------------------------------------------------------------
 (513) xxx-xxxx.

 THE COMMON SHARES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, SAVINGS
 ASSOCIATION INSURANCE FUND OR ANY OTHER CORPORATION, FUND, OR GOVERNMENT AGENCY.
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 FOR OFFICE USE ONLY

 Date Rec'd ______/______/______    Order # _________      Batch# ________                CONVERSION INFORMATION CENTER
                                                                                               25 Garfield Place
 Check #    _____________________   Category __________________                              Cincinnati, Ohio 45202
                                                                                                 (513) xxx-xxxx
 Amount $   ____________________    Initials __________________
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                            FOUNDATION BANCORP, INC.

                                STOCK ORDER FORM
                             GUIDE AND INSTRUCTIONS
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STOCK OWNERSHIP GUIDE
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INDIVIDUAL

The shares are to be registered in an individual's name only. You may not list beneficiaries for this ownership.

JOINT TENANTS

Joint tenants with right of survivorship identifies two or more owners. When shares are held by joint tenants with rights of survivorship, ownership automatically passes to the surviving joint tenant(s) upon the death of any joint tenant. You may not list beneficiaries for this ownership.

TENANTS IN COMMON

Tenants in common may also identify two or more owners. When shares are held by tenants in common, upon the death of one co-tenant, ownership of the shares will be held by the surviving co-tenant(s) and by the heirs of the deceased co-tenant. All parties must agree to the transfer or sale of shares held by tenants in common. You may not list beneficiaries for this ownership.

INDIVIDUAL RETIREMENT ACCOUNT

Individual Retirement Account ("IRA") holders may make purchases of shares from their deposits through a pre-arranged "trustee-to-trustee" transfer. Stock may only be held in a self-directed IRA. Foundation Savings Bank does not offer a self-directed IRA. Please contact the Conversion Information Center if you have any questions about your IRA account or to obtain a list of local brokers who will open a self-directed IRA, or check with your broker. There will be no early withdrawal or IRS penalties incurred as a result of these transactions.

UNIFORM GIFT TO MINORS/UNIFORM TRANSFER TO MINORS

For residents of many states, shares may be held in the name of a custodian for the benefit of a minor under the Uniform Transfer to Minors Act. For residents in other states, shares may be held in a similar type of ownership under the Uniform Gift to Minors Act of the individual states. For either form of ownership, the minor is the actual owner of the shares with the adult custodian being responsible for the investment until the minor reaches legal age.

INSTRUCTIONS: See your legal advisor if you are unsure about the correct registration of your shares.

On the first "NAME" line, print the first name, middle initial, and last name of the custodian, with the abbreviation "CUST" after the name. Print the first name, middle initial, and last name of the minor on the second "NAME" line.
Only one custodian and one minor may be designated.

CORPORATION/PARTNERSHIP

Corporations/Partnerships may purchase stock. Please provide the Corporation/Partnership's legal name and Tax I.D. To have depositor rights, the Corporation/Partnership must have an account in its legal name. Please contact the Conversion Information Center to verify depositor rights and purchase limitations.

FIDUCIARY/TRUST

Generally, fiduciary relationships (such as Trusts, Estates, Guardianships, etc.) are established under a form of trust agreement or pursuant to a court order. Without a legal document establishing a fiduciary relationship, your shares may not be registered in a fiduciary capacity.

INSTRUCTIONS: On the first "NAME" line, print the first name, middle initial, and last name of the fiduciary if the fiduciary is an individual. If the fiduciary is a corporation, list the corporate title on the first "NAME" line. Following the name, print the fiduciary "title" such as trustee, executor, personal representative, etc.

On the second "NAME" line, print either the name of the maker, donor, or testator OR the name of the beneficiary. Following the name, indicate the type of legal document establishing the fiduciary relationship (agreement, court order, etc.). In the blank after "Under Agreement Dated", fill in the date of the document governing the relationship. The date of the document need not be provided for a trust created by a will.

An example of fiduciary ownership of shares in the case of a trust is: John D. Smith, Trustee for Thomas A. Smith Under Agreement Dated 06/09/87.

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ITEM INSTRUCTION
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ITEMS 1 AND 2-

Fill in the number of shares that you wish to purchase and the total payment due. The amount due is determined by multiplying the number of shares by the subscription price of $10.00 per share. The minimum purchase is 25 shares. The maximum purchase amount in the Conversion by any person is 2.5% of the total number of shares sold in the Subscription Offering and the Community Offering
(up to 11,571 shares, based on anticipated sales of 462,875 shares).   No
person, together with associates of and persons acting in concert with such person, may purchase more than 5% of the total number of shares sold in the Subscription Offering and the Community Offering (up to 23,142 shares, based on anticipated sales of 462,875 shares).

Foundation Savings Bank has reserved the right to reject any order received in the Community Offering, in whole or in part.

ITEM 3-

Payment for shares may be made in cash (only if delivered by you in person) or by check, bank draft, or money order made payable to Foundation Bancorp, Inc. DO NOT MAIL CASH. If you choose to make a cash payment, take your Stock Order Form, signed Certification Form, and payment in person to the office of Foundation Savings Bank. Your funds will earn interest at Foundation Savings Bank's passbook rate, currently x.00% per annum.

ITEM 4-

To pay by withdrawal from a savings account or certificate at Foundation Savings Bank, insert the account number(s) and the amount(s) you wish to withdraw from each account. If more than one signature is required to withdraw, each must sign in the "Signature" box on the front of this Form. To withdraw from an account with checking privileges, please write a check. No early withdrawal penalty will be charged on funds used to purchase shares in the Conversion. A hold will be placed on the account(s) for the amount(s) you authorize. Payments by withdrawal from certificate accounts will remain in certificate account(s) until the offering closes and will continue to earn interest at the account rate until then. However, if a partial withdrawal reduces the balance of a certificate account to less than the applicable minimum, the remaining balance will thereafter earn interest at Foundation Savings Bank's passbook rate. Payments from other interrest-bearing accounts will continue to earn interest at the account rate until the offering closes.

ITEM 5-

Please check this box if you were a depositor on the Eligibility Record Date (May 31, 1995), and/or a depositor or borrower on the Voting Record Date (XXXX xx, 1996 and list all names on the account(s) and all account number(s) of those accounts you had at these dates to ensure proper identification of your purchase rights.

 ACCOUNT TITLE (NAMES ON ACCOUNTS)           ACCOUNT NUMBER
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ITEMS 6 AND 7-

The stock transfer industry has developed a uniform system of shareholder registrations that we will use in the issuance of Foundation Bancorp, Inc. common shares. Print the name(s) in which you want the shares registered and the mailing address of the registrant. Include the first name, middle initial, and last name of the shareholder. Avoid the use of two initials. Please omit words that do not affect ownership rights, such as "Mrs.", "Mr.", "Dr.", "special account", etc.

Subscription rights are not transferable. To protect the priority of your subscription rights over other purchasers as described in the Prospectus, you must take ownership in at least one of the account holder's name.

Enter the Social Security or Tax I.D. number of the registered owneron the first "NAME" line. Be sure to include your telephone number because we will need to contact you if we cannot execute your order as given. Review the Stock Ownership Guide on this page and refer to the instructions for Uniform Gift to Minors/Uniform Transfer to Minors and Fiduciaries.

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                                 CERTIFICATION
              (This Form Must Accompany A Signed Stock Order Form)

    I ACKNOWLEDGE THAT THE COMMON SHARES, NO PAR VALUE PER SHARE ("COMMON SHARES"), OF FOUNDATION BANCORP, INC. ("CORPORATION"), THE PROPOSED HOLDING COMPANY FOR FOUNDATION SAVINGS BANK ("FOUNDATION"), ARE NOT FEDERALLY INSURED AND ARE NOT GUARANTEED BY THE CORPORATION, FOUNDATION OR THE FEDERAL GOVERNMENT.

    If anyone asserts that the Common Shares are federally insured or guaranteed, or are as safe as an insured deposit, I should call the Office of Thrift Supervision Central Regional Director, Ronald N. Karr, at (312) 917-5000.

    I further certify that, before purchasing the Common Shares of the Corporation, I received a copy of the Prospectus, dated XXXX xx, 1996, which discloses the nature of the Common Shares being offered thereby and describes the following risks involved in an investment in the Common Stock under the heading "Risk Factors" beginning on page 10 of the Prospectus:

    1. Interest Rate Risk

    2. Low Return on Assets and Return on Equity

    3. Competition in Market Area

    4. Legislation and Regulation Which May Adversely Affect Operations and Earnings

    5. Possible Adverse Effects if Preferred Shares Are Issued

    6. Potential  Impact  of Benefit  Plans  on Net  Earnings  and Shareholders'
       Equity

    7. Limited Market for the Common Shares

    8. Anti-Takeover Provisions Which May Discourage Sales of Common Shares for Premium Prices

    9. Reliance on Key Personnel

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Signature:   ---------------------------------------

Signature:
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(NOTE: IF SHARES ARE TO BE HELD JOINTLY, BOTH PARTIES MUST SIGN)

Date:
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